EXHIBIT 3.39

ARTICLES OF INCORPORATION

OF

LONE PINE LAND & DEVELOPMENT COMPANY, INC.

1. The name of the corporation is (must contain a corporate indicator unless exempt under 15 P S 2908 e):

LONE PINE LAND & DEVELOPMENT COMPANY, INC.

2. The address of registered office in Pennsylvania (P. O. Box number is not acceptable):

300 Ninth Street, Conway, Beaver County, Pennsylvania 15027

3. Explain the purpose of purposes of the corporation:

The purchase, sale, import and export of cannel, bituminous, and other coal, in the Commonwealth of Pennsylvania, and elsewhere in the United States and in any foreign country; in addition thereto, the Corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful businesses for which corporations shall be incorporated under the Pennsylvania Business Corporation Law of 1933, as amended, and for that purpose to have, possess and enjoy all the rights, benefits and privileges of said Act of Assembly.

4. The aggregate number of shares, classes of shares and par value of shares which the Corporation shall have authority to issue are:

Number and Class of Shares	1,000 - Common
Stated Par Value Per Share, if any	$10.00
Total Authorized Capital	$10,000
Term of Existence	Perpetual

5. Name and address of each incorporator, and the number and class of shares subscribed to by each incorporator is:

Name	Address	Number & Class of Shares
Scott L. Melton	300 Ninth Street Conway, Pennsylvania 15027	One Share

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed the Articles of Incorporation this 1st day of October, 1984.

/s/ Scott L. Melton

Scott L. Melton

ARTICLES OF AMENDMENT-

DOMESTIC BUSINESS CORPORATION

In compliance with the requirements of 15 Pa.C.8. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:

Lone Pine Land & Development Company, Inc.

2, The address of this corporation’s current (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a) 300 Ninth Street, Conway, PA 15027, Beaver County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:

Pennsylvania Business Corporation Law of 1933, as amended

4. The original date of its incorporation is: October 5, 1984

5. (Check and if appropriate complete, one of the following):

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on:

6. (Check one of the following):

☐	The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. § 1914 (a) and (b).

☒	The Amendment was adopted by the board of directors pursuant to 15 Pa.C.S. 1914 (c).

7. (Check, and if appropriate complete, one of the following):

☐	The amendment adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

8. (Check if the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 29th day of May, 1990.

Lone Pine Land & Development Company, Inc. (Name of Corporation)

BY:	/s/ Jeane H. Woo

(Signature)

TITLE:	Secretary

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EXHIBIT A

LONE PINE LAND & DEVELOPMENT COMPANY, INC.

WRITTEN ACTION OF DIRECTOR IN LIEU OF SPECIAL MEETING

MAY 29, 1990

The undersigned, being the sole Director of Lone Pine Land & Development Company, Inc. (the “Corporation”), a Pennsylvania corporation, does hereby consent in writing, in lieu of a meeting, prusuant to Section 1402(7) of the Business Corporation Law of the Commonwealth of Pennsylvania, to the adoption of the following resolution as of the above date:

WHEREAS, the Corporation wishes to change its name to Central Penn Energy Company, Inc.;

BE IT THEREFORE RESOLVED, that the Board of Directors hereby approves the change of its corporate name to Central Penn Energy Company, Inc.; and

FURTHER RESOLVED, that the Board of Directors hereby approves an Amendment to the Articles of Incorporation of the Corporation changing Line 010 to read Central Penn Energy Company, Inc.; and

FURTHER RESOLVED, that the Corporation hereby authorizes and directs its officers to take any action necessary to file the appropriate documents with the Secretary of the Commonwealth of Pennsylvania to effect said change.

/s/ R. Freal Mize

R. Freal Mize

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